EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 11/03/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.79%	-0.61%	5.56%
Class B Units	-0.80%	-0.62%	4.80%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED NOVEMBER 3, 2006

The Grant Park Futures Fund sustained minor losses during the past week. Positions in the interest rate markets, stock indices and currencies posted losses; gains came mainly from the soft/agricultural commodities sector.

During a volatile week of trading that initially saw higher prices in response to softer-than-expected consumer confidence and manufacturing data, long positions in the interest rate sector sustained losses after prices for fixed income instruments fell in response to Friday’s report on U.S. payrolls. The unemployment rate for October dropped to 4.4%, the lowest level since May of 2001. While the increase in non-farm payrolls was below economists’ expectations (92,000 versus 130,000) the increase for September was upwardly revised by almost three times the initial estimate; August payrolls were also revised higher. Eurodollars, ten-year notes and thirty-year bonds traded dramatically lower on the news as analysts said that the data suggested that the U.S. economy might be stronger than was previously thought.

Stock prices were mostly lower around the globe, resulting in losses to long positions. The S&P Composite index and Nasdaq-100 closed in weaker territory as analysts suggested that the lower-than-expected consumer confidence and manufacturing reports combined with weak earnings reports gave investors reason to worry about future earnings growth. Long positions in the Tokyo Nikkei reported losses after that index lost 1.91% during the week.

Short positions in the U.S. dollar experienced setbacks after the employment report sent the greenback higher against some of its major trading partners. Long positions in the euro and Japanese yen lost ground as those currencies sank against the dollar on investors’ concerns that the news regarding jobs might cause the U.S. Federal Reserve Bank to resume its round of interest rate tightening. Short positions in the U.S. dollar index also sustained losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, positions in the soft/agricultural commodities gained ground as prices for corn touched ten-year highs after private forecasters reduced their estimates for this year’s corn crop. Analysts said that news of the forecast put upward pressure on prices as global inventories are currently at twenty-five year lows. The December contract on the Chicago Board of Trade gained 9.75 cents for the week, settling at $3.4225 per bushel. Long positions in the soybean market also recorded gains after the January contract closed 13.75 cents higher for the week.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com